UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2011
AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clark Street St. Charles, Missouri	63301

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2011 Management Incentive Plan
On May 9, 2011, American Railcar Industries, Inc.’s (“ARI” or the “Company”) compensation committee of the board of directors (the “Committee”) approved the Company’s Management Incentive Plan for 2011 (the “Incentive Plan”). The purpose of the Incentive Plan is to provide a variable component to the total compensation package for management and executive level employees. Each of the Company’s named executive officers is eligible to participate in the Incentive Plan. Compensation that may be earned under the Incentive Plan will be based on a combination of factors, including a corporate financial performance target determined by the Committee, an employee’s base salary, and performance evaluations. The Committee retains sole discretion over all matters relating to the Incentive Plan, including, without limitation, the decision to pay any financial awards, the amount of financial awards, if any, the ability to increase or decrease any financial awards, and to make changes to any performance measures or targets, and discretion over the payment of partial financial awards in the event of employment termination. Unless otherwise approved by the Committee, no bonuses will be paid to any named executive officer who ceases to be employed by the Company prior to the payment date.
Stock Appreciation Rights
On May 9, 2011, the Committee granted awards of stock appreciation rights (“SARs”) to certain employees pursuant to the Company’s 2005 Equity Incentive Plan, as amended (the “Equity Incentive Plan”). The Committee granted an aggregate of 242,041 SARs, of which 60,232 were granted to the Company’s named executive officers as follows:

Name	Position	Number of SARs
James Cowan	President and Chief Executive Officer	35,934
Dale C. Davies	Senior Vice President, Chief Financial Officer and Treasurer	15,400
Alan C. Lullman	Senior Vice President, Sales	8,898
These SARs will vest in three equal increments on May 9, 2012, May 9, 2013 and May 9, 2014, but only if the amount of the Company’s adjusted EBITDA, as defined in the Stock Appreciation Rights Agreement (“SARs Agreement”) evidencing such award, a form of which is attached hereto, achieves a specified target for the fiscal year preceding the applicable anniversary date. Each holder must further remain employed by the Company through each anniversary of the grant date in order to vest in the corresponding number of SARs. The SARs have a term of seven years.
The SARs will be settled in cash and have an exercise price of $24.45, the closing price of the Company’s common stock on the date of grant. Upon the exercise of any SAR, the Company shall pay the holder, in cash, an amount equal to the excess of the aggregate fair market value in respect of which the SARs are being exercised, over the aggregate exercise price of the SARs being exercised. The SARs are subject in all respects to the terms and conditions of the Equity Incentive Plan and the SARs Agreement evidencing the grant, which contain non-solicitation, non-competition and confidentiality provisions.

The foregoing descriptions of the Incentive Plan and the SARs do not purport to be complete and are qualified in their entirety by reference to the full text of the Incentive Plan and the SARs Agreement evidencing such grants. Copies of the Incentive Plan and the form of SARs Agreement are filed herewith as Exhibits 10.66 and 10.67, respectively, and are incorporated in their entirety herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

Exhibit 10.66	2011 Management Incentive Plan

Exhibit 10.67	Form of 2011 Stock Appreciation Rights Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2011	American Railcar Industries, Inc.
	By:	/s/ Dale C. Davies
	Name:	Dale C. Davies
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.66	2011 Management Incentive Plan

Exhibit 10.67	Form of 2011 Stock Appreciation Rights Agreement